                                  SCHEDULE 14C
                                 (Rule 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION
                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:

[ ] Preliminary information statement     [ ] Confidential, for use of the
                                              Commission only
                                              (as permitted by Rule 14c-5(d)(2))
[X] Definitive information statement

                          ELITE FLIGHT SOLUTIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per  Exchange  Act Rules  14c-5(g) and 0-11.

(1)      Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
(2)      Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
(4)      Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
(5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

--------------------------------------------------------------------------------
         (2)      Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
         (3)      Filing Party:

--------------------------------------------------------------------------------
         (4)      Date Filed:

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

    WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A
                                     PROXY.

                        Definitive Information Statement
                             Dated: October 23, 2003

                          ELITE FLIGHT SOLUTIONS, INC.
                         5550 Bee Ridge Road, Suite e-3
                             Sarasota, Florida 34232
                                 (941) 343-9966
                              INFORMATION STATEMENT


         This information statement (the "Information Statement") is furnished to the shareholders of Elite Flight Solutions, Inc., a Delaware corporation (the "Company"), with respect to certain corporate actions of the Company. This information is first being provided to shareholders on or about October 28, 2003.

         The corporate actions involves one (1) proposal (the "Proposal"):

         1. To approve an amendment to the Company's Certificate of Incorporation to increase the authorized common stock, par value $0.001 per share, of the Company from 100,000,000 shares to 2,000,000,000 shares and to authorize 10,000,000 shares of preferred stock, par value $0.001 per share, of the Company.

ONLY THE COMPANY'S SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON SEPTEMBER 23, 2003 (THE "RECORD DATE") ARE ENTITLED TO NOTICE OF THE PROPOSAL. PRINCIPAL SHAREHOLDERS WHO, AS OF THE RECORD DATE, WILL COLLECTIVELY HOLD IN EXCESS OF 50% OF THE COMPANY'S 47,469,764 ISSUED AND OUTSTANDING SHARES ENTITLED TO VOTE ON THE PROPOSAL HAVE INDICATED THAT THEY WILL VOTE IN FAVOR OF THE PROPOSAL. AS A RESULT, THE PROPOSAL SHOULD BE APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER SHAREHOLDERS OF THE COMPANY. THIS ACTION IS EXPECTED TO BE TAKEN NOT LESS THAN TWENTY (20) DAYS FROM THE MAILING OF THIS INFORMATION STATEMENT, BUT AS SOON THEREAFTER AS PRACTICABLE.

                       BY ORDER OF THE BOARD OF DIRECTORS


/s/ Gregory Love

Gregory Love, President, Chief Executive Officer and Director

Sarasota, Florida
October 23, 2003

                                TABLE OF CONTENTS

                                                                                            Page No.
                                                                                            --------
ABOUT THE INFORMATION STATEMENT.................................................................1
     What is the purpose of the information statement?..........................................1
     Who is entitled to notice?.................................................................1
     What corporate matters will the principal shareholders vote for and how will they vote?....1
     What vote is required to approve the proposal?.............................................1
STOCK OWNERSHIP.................................................................................2
     Beneficial Owners..........................................................................2
PROPOSAL 1 - AMENDMENT TO THE CERTIFICATE OF INCORPORATION......................................4
     Purpose of Increasing Number of Authorized Shares of Common Stock..........................4
     Purpose of Authorizing Shares of Preferred Stock...........................................5
     Description Of Securities..................................................................6
     General....................................................................................6
     Common Stock...............................................................................6
     Warrants...................................................................................6
     Options....................................................................................6
     Debentures.................................................................................6
     Dividends..................................................................................7
     Transfer Agent.............................................................................7
     Anti-Takeover Effects Of Provisions Of The Certificate of Incorporation....................7
     Additional Information.....................................................................7
INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON........................7
PROPOSALS BY SECURITY HOLDERS...................................................................7
DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS....................................8

                           Elite Flight Solutions Inc.
                        4333 South Tamiami Trail, Suite E
                             Sarasota, Florida 34231
                                 (941) 929-1534
                              ---------------------

                              INFORMATION STATEMENT
                                October 23, 2003
                            -------------------------

         This information statement contains information related to certain corporate actions of Elite Flight Solutions, Inc., a Delaware corporation (the "Company"), and is expected to be mailed to shareholders on or about October 28, 2003.


                         ABOUT THE INFORMATION STATEMENT


What is the purpose of the information statement?

         This information statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Company's shareholders as of the close of business on the Record Date of corporate action expected to be taken pursuant to the consents or authorizations of principle shareholders. Shareholders holding a majority of the Company's outstanding common stock are expected to act upon certain corporate matters outlined in this information statement, which action is expected to take place November 14, 2003, consisting of the approval of an amendment to the Company's Certificate of Incorporation to increase the authorized common stock to 2,000,000,000 shares and the authorization of 10,000,000 shares of preferred stock.

Who is entitled to notice?

         Each outstanding share of common stock as of record on the close of business on the Record Date, September 23, 2003, will be entitled to notice of each matter to be voted upon pursuant to consents or authorizations. Shareholders as of the close of business on the record date that hold in excess of fifty percent (50%) of the Company's 47,469,764 issued and outstanding shares of common stock have indicated that they will vote in favor of the Proposal. Under Delaware corporate law, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the shareholders. No action by the minority shareholders in connection with the proposal is required.


What corporate matters will the principal shareholders vote for and how will they vote?

         Shareholders holding a majority of the outstanding stock have indicated that they will vote for the following matter:

         o For the approval of an amendment to the Company's Certificate of Incorporation to increase the authorized shares of the
                  Company's common stock from 100,000,000 to 2,000,000,000 shares and to authorize 10,000,000 shares of the Company's preferred stock (see page 4)


What vote is required to approve the proposal?

         Increase Authorized Shares of Common Stock and Authorize shares of preferred stock. For the approval of an amendment to the Company's Certificate of Incorporation to increase the authorized shares of the Company's common stock from 100,000,000 to 2,000,000,000, and to authorize 10,000,000 shares of the
Company's preferred stock, the affirmative vote of a majority of the shares of common stock outstanding on the record date, or 23,734,883, will be required for approval. Shareholders holding in excess of 23,734,883 shares have indicated that they will vote for the approval of the amendment.

                                 STOCK OWNERSHIP


Beneficial Owners

         As of September 23, 2003, other than the persons identified below, no person owned beneficially more than five percent (5%) of the Company's common stock. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. There are no other classes or series of capital stock outstanding. As of September 23, 2003, the Company had 47,469,764 shares of common stock outstanding.

                 Security Ownership of Certain Beneficial Owners
                 -----------------------------------------------

                                                                                     Amount and Nature
                                                    Name and                           of Beneficial       Percentage of
Title of Class                              Address of Beneficial Owner                  Ownership           Class (1)
--------------                              ---------------------------                  ---------           ---------
Common                                     Amber Run LLC                                 6,489,934              13.67%
                                           2033 Main Street - Suite 600
                                           Sarasota, FL 34237

Common                                     Paradise Run LLC (3)                         16,792,014              35.37%
                                           5550 Bee Ridge Road - Suite e-3
                                           Sarasota, FL 34232

Common                                     Cornell Capital Partners, L.P.                5,268,558(2)            9.99%
                                           101 Hudson Street - Suite 3606
                                           Jersey City, NJ 07302

                        Security Ownership of Management
                        --------------------------------
                                                                                     Amount and Nature
                                                          Name and                     of Beneficial       Percentage of
Title of Class                                    Address of Beneficial Owner            Ownership           Class (1)
--------------                                    ---------------------------            ---------           ---------

Common                                     Gregory Love (3)                             16,792,014              35.37%
                                           5550 Bee Ridge Road. Suite e-3
                                           Sarasota, Florida 34232

All Officers And Directors
  As A Group (1) Person                                                                 16,792,014              35.37%



---------------
*        Less than 1%.


(1) Applicable percentage of ownership is based on 47,469,764 shares of common stock outstanding as of September 23, 2003 for each stockholder. Beneficial ownership is determined in accordance within the rules of the Commission and generally includes voting of investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of September 23, 2003 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such persons, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.


(2) Includes shares of common stock underlying conversion of $500,000 of debentures and shares of common stock underlying conversion of the $590,000 compensation debenture.

(3) Paradise Run LLC is 100% beneficially owned by Gregory Love and all of Mr. Love's holdings of shares of common stock of Elite Flight are held by Paradise Run LLC.

           PROPOSAL 1 - AMENDMENT TO THE CERTIFICATE OF INCORPORATION

         The Company's sole director proposes an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock, par value $0.001 per share, from 100,000,000 to 2,000,000,000 shares and to authorize 10,000,000 shares of preferred stock.


Purpose of Increasing Number of Authorized Shares of Common Stock

         The Company is contractually obligated to use some of the additional authorized shares of common stock for issuance pursuant to the Company's merger with Elite Flight Solutions, Inc., a Nevada corporation ("Elite"). On May 30, 2003, the Company completed its merger (the "Merger") with Elite. Pursuant to the Share Exchange Agreement, as amended, among the Company, Elite and the shareholders of Elite (the "Shareholders"), Elite was merged with and into the Company, with Company being the surviving corporation and continuing its existence under the laws of the State of Delaware. By virtue of the Merger, all of the issued and outstanding shares of Elite owned by the Shareholders were automatically canceled and the Shareholders are entitled to receive a total of 105,759,297 shares of the Company's common stock (the "Merger Consideration"). The Merger Consideration is to be paid to the Shareholders in two (2) traunches. On the date of closing, the Shareholders received 23,502,066 shares of the Company's common stock. The remaining balance of 82,257,231 shares of common stock will be issued to the Shareholders subsequent to an increase in the authorized common stock pursuant to an amendment to the Certificate of Incorporation of Elite Flight. Accordingly, 82,257,231 shares of the Company's common stock will be issued to the Shareholders upon the approval of the amendment to the Company's Certificate of Incorporation.

         Some of the additional authorized shares of common stock may be used by the Company under the Equity Line of Credit Agreement entered into with Cornell Capital Partners, LP. On June 9, 2003, the Company entered into an Equity Line of Credit with Cornell Capital Partners. Pursuant to the Equity Line of Credit, the Company may, at its discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $10.0 million. For each share of common stock purchased under the Equity Line of Credit, Cornell Capital Partners will pay the Company 95% of, or a 5% discount to, the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. Further, Cornell Capital Partners will retain 6% of each advance under the Equity Line of Credit. In connection with the Equity Line of Credit, Cornell Capital Partners received a one-time commitment fee in the form of a compensation debenture in the face amount of $590,000, which Cornell Capital Partners received on June 9, 2003.

         On August 28, 2003, Elite Flight filed a registration statement registering 60,000,000 shares of common stock in connection with the Equity Line of Credit, among other shares. On September 16, 2003, the SEC declared the registration statement effective. For the Company to fully utilize the 60,000,000 shares of common stock under the Equity Line of Credit, the Company needs additional authorized shares of common stock. As an example, if the price of the Company's common stock is $0.17 per share, and the Company used the 60,000,000 shares of common stock that were registered under the registration statement, the Company would be able to draw a total amount of $9,690,000 under the Equity Line of Credit. To fully utilize the $10 million available under the Equity Line of Credit at an assumed stock price of $0.17, the Company would need to register an additional 1,919,504 shares of common stock. Because the Company has less than 60,000,000 remaining authorized, but unissued shares available as of the Record Date, some of the additional shares of authorized common stock may be used by the Company under the Equity Line of Credit.

         Prior to the Record Date, the Company has not made any draws under the Equity line of Credit. On September 29, 2003, the Company made a draw under the Equity Line of Credit in the amount of $75,000.

         In addition to the reasons set forth above, the Company's sole director believes that it is desirable to have additional authorized shares of common stock available for other possible future financings, possible future acquisition transactions and other general corporate purposes. The Company's sole director believes that having such additional authorized shares of common stock available for issuance in the future should give the Company greater flexibility and may allow such shares to be issued without the expense and delay of a special shareholders' meeting. Although such issuance of additional shares with respect to future financings and acquisitions would dilute existing shareholders, management believes that such transactions would increase the value of the Company to its shareholders. Other than as discussed above, the Company currently is not contemplating the issuance of any shares of common stock for any future financing, any future acquisitions transactions or other general corporate purposes.

         The amendment to the Company's Certificate of Incorporation provides for the authorization of 1,900,000,000 additional shares of the Company's common stock. As of September 23, 2003, 47,469,764 shares of the Company's common stock were issued and outstanding.


Purpose of Authorizing Shares of Preferred Stock

         The Company's sole director believes that it is also desirable to have authorized shares of preferred stock available for possible future financings, possible future acquisition transactions and other general corporate purposes. The Company's sole director believes that having authorized shares of preferred stock available for issuance in the future should give the Company greater flexibility, as the voting powers, designations, preferences and rights of the shares of preferred stock, as well as the issuance of such shares of preferred stock may be established without the expense and delay of a special shareholders' meeting. Although such issuance of preferred shares with respect to future financings and acquisitions would dilute existing shareholders if the shares are convertible into shares of common shares, the sole director believes that such transactions would increase the value of the Company to its shareholders. The Company currently is not contemplating the issuance of any shares of preferred stock for any future financing, any future acquisitions transactions or other general corporate purposes.

         The amendment to the Company's Certificate of Incorporation shall be filed with the Delaware Secretary of State so that Article IV of the Certificate of Incorporation shall be as follows:

                          ARTICLE IV-AUTHORIZED SHARES

         The Corporation shall have the authority to issue Two Billion (2,000,000,000) shares of Common Stock, $.001 par value per share and Ten Million (10,000,000) shares of Preferred Stock, $.001 par value per share. The Board of Directors is expressly vested the authority to determine and establish, from time to time by duly adopted resolution, the voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the Preferred Stock.

         There are certain advantages and disadvantages of voting for an increase in the Company's authorized common stock and the authorization of shares of preferred stock. The advantages include:

         o The ability of the Company to satisfy the obligations pursuant to the Merger.

         o        The ability to raise  capital by issuing  capital  stock under
                  the   transaction   described   above,   or  other   financing
                  transactions.

         o To have shares of common stock available to pursue business expansion opportunities, if any.

         The disadvantages include:

         o Dilution to the existing shareholders, including a decrease in our net income per share in future periods. This could cause the market price of our stock to decline.

         o The issuance of authorized but unissued stock, including preferred stock, could be used to deter a potential takeover of the Company that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the desires of the Company's Board of Directors, at that time. A takeover may be beneficial to independent shareholders because, among other reasons, a potential suitor may offer such shareholders a premium for their shares of stock compared to the then-existing market price. The Company does not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.


Description Of Securities


General

         The Company's authorized capital consists of 100,000,000 shares of common stock, par value $0.001 per share. At September 23, 2003, there were 47,469,764 outstanding shares of common stock and no outstanding shares of preferred stock. Set forth below is a description of certain provisions relating to the Company's capital stock. For additional information, please refer to the Company's Certificate of Incorporation and By-Laws and the Delaware General Corporate Laws.


Common Stock

         Each outstanding share of common stock has one vote on all matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holder of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary of involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Holders of common stock are entitled to dividends if, as and when declared by the Board of Directors out of the funds legally available therefore at that time. It is the Company's present intention to retain earnings, if any, for use in its business. The payment of dividends on the common stock are, therefore, unlikely in the foreseeable future.


Warrants

         The Company has not issued any warrants since inception.


Options

         The Company has not issued any options since inception.


Debentures

         The Company has outstanding as of the Record Date secured convertible debentures, which were issued in the original principal amount of $500,000. These debentures accrue interest at a rate of 5% per year and mature three years from the issuance date. The debentures are convertible at the holder's option any time up to maturity at a conversion price equal to the lower (i) of $0.25 or
(ii) of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. At maturity, the Company has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price equal to the lower of (i) $0.25 or (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. The debentures are secured by all of the assets of Elite Flight.

         As part of the commitment fee under the Equity Line of Credit, the Company issued a compensation debenture to Cornell Capital Partners in the face amount of $590,000. The compensation debenture bears interest at a rate of 5% per year and has a three-year term. Cornell Capital Partners may convert the compensation debenture at a conversion price equal to 100% of the lowest closing bid price of the Company's common stock for the three trading days immediately preceding the conversion date. At maturity, the Company has the option to pay Cornell Capital Partners the outstanding principal balance and accrued interest or to convert the compensation debenture into shares of common stock at a conversion price equal to 100% of the lowest closing bid price of the Company's common stock.

Dividends

         The Company has not declared or paid cash dividends on its common stock since its inception and does not anticipate paying such dividends in the foreseeable future. The payment of dividends may be made at the discretion of the Board of Directors at that time and will depend upon, among other factors, on the Company's operations, its capital requirements, and its overall financial condition.


Transfer Agent

         Transfer Agent and Registrar. The Company's transfer agent is Executive Registrar & Transfer Agency, Inc., 3615 S. Huron Street, Suite 104, Englewood, Colorado 80110. Its telephone number is (303) 783-3725.


Anti-Takeover Effects Of Provisions Of The Certificate of Incorporation

         Authorized And Unissued Stock. Authorized but unissued shares of common stock and preferred stock would be available for future issuance without our shareholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings  to raise  additional  capital,  corporate  acquisitions  and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the Company's Board of Directors' desires at that time. A takeover may be beneficial to shareholders because, among other reasons, a potential suitor may offer shareholders a premium for their shares of stock compared to the then-existing market price.

         The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors at that time to issue shares to persons friendly to current management, which would render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of the Company's management.


Additional Information

         Incorporation by Reference. Certain financial and other information required pursuant to Item 13 of the Proxy Rules is incorporated by reference to the Company's Annual Report on Form 10-KSB for the year ended June 30, 2003, which are being delivered to the shareholders with this information statement. In order to facilitate compliance with Rule 2-02(a) of Regulation S-X, one copy of the definitive Information statement will include a manually signed copy of the accountant's report.


    INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

         (a) No officer or director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer or director of the Company.

         (b) As the Company currently has one director, no director of the Company has informed the Company that he intends to oppose the proposed actions to be taken by the Company set forth in this information statement.


                          PROPOSALS BY SECURITY HOLDERS

         No security holder has requested the Company to included any proposals in this information statement.

          DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

         Only one information statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company shall deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the information statement by sending a written request to the Company at 5550 Bee Ridge Road, Suite e-3, Sarasota, Florida 34232; or by calling the Company at (941) 343-9966 and requesting a copy of the Information Statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and annual reports.


                                         By Order of the Board of Directors

                                         /s/ Gregory Love
                                         -------------------------------------
                                         Gregory Love
                                         President, Chief Executive Officer
                                         and Director

Sarasota, Florida
October 23, 2003